UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005
                                                  -----------------

                           EMC INSURANCE GROUP INC.
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            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
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(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
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(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On September 6, 2005, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. COMMENTS
ON HURRICANE KATRINA AND REAFFIRMS
ANNUAL GUIDANCE OF $2.15 TO $2.40 PER
SHARE


        DES MOINES, Iowa (September 6, 2005) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today announced that losses associated with Hurricane Katrina are expected to range from $0.28 per share to $0.32 per share.
Losses in the property and casualty insurance segment are expected to range from $3.4 million to $3.7 million and reinstatement premiums for the catastrophe reinsurance program are expected to range from $0.8 million to $1.4 million. Losses in the reinsurance segment are expected to be capped at the $1.5 million occurrence limit. Favorable results during July and August will help offset the impact of Hurricane Katrina on third quarter earnings and management therefore reaffirms its annual earnings guidance of $2.15 per share to $2.40 per share of operating income for calendar year 2005.

        As previously announced, Bruce G. Kelley, President and CEO, and Mark
E. Reese, Senior Vice President and CFO, will speak at the Keefe, Bruyette & Woods 2005 Insurance Conference on September 8, 2005 at 8:15 a.m. EDT in New York, New York. The presentation will be broadcast live on the Internet and is accessible at http://customer.talkpoint.com/KEEF001/090705a_cy/reg.asp free of cost. The presentation will be archived at the above-referenced URL address for 60 days.

        EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

        The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company's business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company's business. When we use the words "believe", "expect", "anticipate", "estimate", or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

        The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese
                                    Senior Vice President &
                                    Chief Financial Officer
September 6, 2005